                                                                     Exhibit 2.3


                          SECURITIES PURCHASE AGREEMENT

                  SECURITIES PURCHASE AGREEMENT dated as of March 24, 1999 (this "Agreement"), between Maxcor Financial Group Inc., a Delaware corporation (the "Company"), and Welsh, Carson, Anderson & Stowe VI, L.P., a Delaware limited partnership ("WCAS VI"), and WCAS Information Partners, L.P., a Delaware limited partnership ("WCAS Info" and, together with WCAS VI, the "Sellers").

                  WHEREAS, WCAS VI is the owner of 2,936,098 shares of the Common Stock, par value $.001 per share ("Common Stock"), of the Company;

                  WHEREAS, WCAS Info is the owner of 50,248 shares of the Common Stock;

                  WHEREAS, the Sellers have indicated their desire to sell the aggregate 2,986,346 shares of Common Stock (the "Shares") that they own;

                  WHEREAS the Company has indicated its desire to purchase all of the Shares;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties agree as follows:

                                    ARTICLE 1

              PURCHASE AND SALE OF SHARES; PURCHASE PRICE; CLOSING

                  SECTION 1.01. Purchase and Sale of the Shares. Upon the terms and subject to the conditions set forth herein, at the Closing (as defined) the Sellers agree to sell to the Company (the "Sale"), and the Company agrees to purchase from the Sellers, the Shares, free and clear of all liens, security interests, pledges, voting agreements, claims, options and encumbrances of every kind, character and description whatsoever ("Liens"). The aggregate consideration for the purchase of the Shares shall consist of (i) $4,226,105.50 in cash (the "Cash Consideration"), (ii) two six-month, 7% promissory notes of the Company, one payable to WCAS VI and the other to WCAS Info, in the respective forms attached hereto as Annex I and aggregating to $500,000 (the "7% Notes"), and (iii) two twelve-month, 10% promissory notes of the Company in the respective forms attached hereto as Annex II and aggregating to $500,000 (the "10% Notes" and, together with the 7% Notes, the "Notes"), and shall be paid as provided in Section 1.03 hereof.

                  SECTION 1.02 Escrow Arrangements. As security for repayment of the Notes, the parties agree that 1,142,858 of the Shares (the "Escrowed Shares") are to be deposited in escrow with Continental Stock Transfer & Trust Company, as escrow agent ("Escrow Agent"), together with stock transfer powers duly endorsed by the Company in blank with respect to the Escrowed Shares, with the Escrowed Shares in whole or in part, and the related stock powers, to be released to the Company or the Sellers as follows, and otherwise in accordance with the terms of the Escrow Agreement, of even date (the "Escrow Agreement"), among the Company, the Sellers and the Escrow Agent: (i) upon repayment in full of the 7% Notes, one-half of the Escrowed Shares and the related stock power will be released by the Escrow Agent to the Company; (ii) upon repayment in full of the 10% Notes, the other one-half of the Escrowed Shares and the related stock power will be released by the Escrow Agent to the Company; and (iii) upon any Event of Default (as defined in the Notes), all of the then-remaining Escrowed Shares and related stock power or powers will be released by the Escrow Agent to the Sellers.

                  SECTION 1.03. Closing. The closing (the "Closing") of the purchase and sale of the Shares hereunder shall take place at the offices of the Company, 2 World Trade Center, 84th Floor, New York, New York 10048 (i) at 10:00 a.m., local time, on May 7, 1999, or as soon thereafter as practicable after each of the conditions set forth in Article 5 of this Agreement shall have been fulfilled or waived in accordance herewith, or (ii) at such other date, time or place as the Company and the Sellers may agree (the time and date of the Closing being hereinafter called the "Closing Date"). At the Closing:

                  (a) The Company shall cause a wire transfer or transfers of immediately available funds in the amounts specified under the heading "Payable at Closing" opposite each Seller's name in Annex III (and aggregating $4,226,105.50) to be made to such account or accounts as the Sellers shall specify prior to the Closing Date;

                  (b) The Company shall deliver to the Sellers the Notes;

                  (c) The Sellers shall deliver to the Company certificates representing the Shares, duly endorsed by the Sellers (with medallion guarantee) for transfer to the Company or accompanied by stock powers duly endorsed by the Sellers (with medallion guarantee) to the Company;

                  (d) The Company shall deliver the certificates representing the Shares to Continental Stock Transfer & Trust Company, as transfer agent for the Common Stock (the "Transfer Agent"), and cause the Transfer Agent (i) to deliver to the Escrow Agent two certificates, each registered in the name of the Company and representing one-half of the Escrowed Shares (the "Certificates") and (ii) to deliver to the Company a certificate registered in the name of the Company representing the balance of the Shares;

                  (e) The Company shall deliver to the Escrow Agent two stock powers, each endorsed in blank by the Company and relating to one of the Certificates (the "Stock Powers");

                  (f) The Sellers shall execute and deliver to the Company the Amendment, in the form attached hereto as Annex IV (the "Amendment"), to the Registration Rights Agreement, dated as of August 16, 1996, by and among the Sellers, the Company and certain others.

                                    ARTICLE 2

            REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE SELLERS

                  Each of the Sellers represents and warrants to, and agrees with, the Company as follows:

                  SECTION 2.01. Authorization of Agreements, Etc. (a) The Seller has full legal capacity and power to execute and deliver this Agreement, the Escrow Agreement and the Amendment and to perform its obligations hereunder and thereunder.

                  (b) The execution and delivery by the Seller of this Agreement, the Escrow Agreement and the Amendment and the performance of its obligations hereunder and thereunder will not violate any provision of law, any order of any court or other agency of government, any judgment, award or decree or any provision of any indenture, agreement or other instrument to which the Seller is a party, or by which the Seller or any of the Shares is bound or affected, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument.

                  (c) The Seller acknowledges receipt of (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1997 (the "1997 Form 10-K"), (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 (the "3rd Quarter Form 10-Q"), (iii) the Company's draft press releases relating to (x) the Company's results of operations for the year ended December 31, 1998, (y) the Company's information data sale to Telerate, Inc. and (z) the Sale (collectively, the "Releases"), (iv) the disclosure letter, dated March 24, 1999, from the General Counsel of the Company to the Seller (the "Disclosure Letter") and (v) all other information concerning the Shares and the Company that the Seller has requested from the Company. The Seller has made its own analysis of, and fully understands, the economic value of the Shares that are hereby being sold by it to the Company. The Seller acknowledges that the purpose of the Disclosure Letter is to provide the Seller with certain material non-public information in the possession of the Company prior to the execution of this Agreement, but recognizes that much of the information contained therein is forward-looking, based on estimates and assumptions of the Company's management, and that actual results may differ materially from those anticipated therein.

                  (d) The Seller acknowledges and agrees that, as a result of its receipt of the Disclosure Letter, it is in the possession of material, non-public information about the Company (the "Information"), represents that it has not since such receipt, and agrees that it will not after the execution hereof, either (i) disclose any of the Information to any other party or (ii) enter into any transaction with respect to any securities of the Company, including any sale or purchase of any shares of Common Stock, except for the Sale contemplated by this Agreement, unless and until the earlier of (x) a prior written confirmation from the Company's General Counsel that the Information has either been publicly disclosed or is no longer material (whether by virtue of being stale, no longer accurate or otherwise) or (y) the public release of the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1999. The Seller agrees to indemnify and hold harmless the Company from and against any and all costs, expenses and other liabilities (including reasonable attorney's fees) arising out of any breach by the Seller of its representations and agreements contained in this subparagraph (d).

                  (e) The Seller acknowledges that there may be additional material information concerning the Company, not contained in the Disclosure Letter or the 1997 Form 10-K, the 3rd Quarter Form 10-Q or the Releases, in the possession of the Company or arising after the date hereof, that the Company has no obligation to make further disclosures to the Seller with respect to new information, or changes in previously disclosed information, arising after the date hereof, and that the Seller nonetheless desires to proceed with the execution of this Agreement and consummation of the Sale. Accordingly, to the fullest extent permissible under applicable law, the Seller (on behalf of itself, its partners, its successors and assigns and any person or entity claiming by or through it) hereby releases the Company from, and agrees not to directly or indirectly initiate, support or otherwise encourage, any claim, suit or action relating to or arising out of any failure by or on behalf of the Company to supply or disclose any such additional or new information or any such changes in previously disclosed information.

                  SECTION 2.02. Validity. Each of this Agreement, the Escrow Agreement and the Amendment has been duly authorized, executed and delivered by the Seller and constitutes a legal, valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms.

                  SECTION 2.03. Title to Shares. The Seller is the lawful holder of record and beneficial owner of the Shares specified under the heading "Number of Shares" opposite the Seller's name in Annex III, and has good and valid title thereto, free and clear of any and all Liens. The Seller has not heretofore assigned, transferred or otherwise disposed of, or encumbered or otherwise subjected to a Lien, in any case whether by operation of law or otherwise, any of the rights represented by the Shares. Upon consummation of the Sale contemplated hereby, the Company will obtain good and valid title to the Shares, free and clear of any and all Liens (other than the Lien of the Escrow Agreement with respect to the Escrowed Shares).

                  SECTION 2.04. Brokers and Finders. The Seller has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement so as to give rise to any such liability on the part of the Company.

                  SECTION 2.05. No Other Representations. Except as expressly set forth in this Article 2, the Seller makes no representations or warranties whatsoever, express or implied, to the Company. The Seller acknowledges that, except for the representations and warranties of the Company set forth in
Article 3 below, the Seller has not relied upon any representations or warranties or other statements by or on behalf of the Company in deciding to execute this Agreement and consummate the Sale.

                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to the Sellers as follows:

                  SECTION 3.01. Authorization of Agreements, Etc. (a) The Company has full legal power and capacity to execute and deliver this Agreement, the Escrow Agreement and the Notes and to perform its obligations hereunder and thereunder.

                  (b) The execution and delivery by the Company of this Agreement, the Escrow Agreement and the Notes and the performance of its obligations hereunder and thereunder will not violate any provision of law, any order of any court or other agency of government, any judgment, award or decree or any provision of any indenture, agreement or other instrument to which the Company is a party, or by which the Company is bound or affected, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument.

                  SECTION 3.02. Validity. Each of this Agreement, the Escrow Agreement and the Notes has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

                  SECTION 3.03. Brokers and Finders. The Company has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement so as to give rise to any such liability on the part of the Sellers.

                  SECTION 3.04 Letter of Intent. The Company's subsidiary, Euro Brokers Inc. ("Euro Brokers"), has received and executed the letter of intent of General Electric Capital Corporation, dated as of March 11, 1999 (the "Letter"), a true and accurate copy of which has been provided to the Sellers.

                  SECTION 3.05. No Other Representations. Except as expressly set forth in this Article 3, the Company makes no representations or warranties whatsoever, express or implied, to Sellers. The Company acknowledges that, except for the representations and warranties of the Sellers set forth in
Article 2 above, the Company has not relied upon any representations or warranties or other statements by or on behalf of the Sellers in deciding to execute this Agreement and consummate the Sale.

                                    ARTICLE 4

                              PRE-CLOSING COVENANTS

                   SECTION 4.01. Continued Effectiveness of Representations and Warranties. The Sellers shall cause the representations and warranties contained in Section 2.03 hereof, and shall use their commercially reasonable efforts to cause the rest of the representations and warranties contained in Article 2 hereof, to continue to be true and correct on and as of the Closing Date as if made on the Closing Date. The Company shall use its commercially reasonable efforts to cause the representations and warranties contained in Article 3 hereof to continue to be true and correct on and as of the Closing Date as if made on the Closing Date.

                  SECTION 4.02. Financing Pursuant to the Letter. The Company shall use its commercially reasonable efforts to satisfy or cause to be satisfied all conditions precedent to be satisfied by it or Euro Brokers to the obtaining by Euro Brokers of financing pursuant to the Letter (and any related documentation) in a cash amount sufficient to pay (and that is permitted to be used to pay) the Cash Consideration (the "Financing"). Upon obtaining of the Financing by Euro Brokers, the Company shall cause Euro Brokers to dividend, loan or otherwise make available to the Company the Financing.

                                    ARTICLE 5

                         CONDITIONS PRECEDENT TO CLOSING

                  SECTION 5.01. Condition With Respect to Both Parties. The obligations of both parties to consummate the Closing are subject to the condition that there shall not have been issued or be in effect (i) any judgment, decree or order issued by any federal, state, local or foreign court of competent jurisdiction or (ii) any statute, rule or regulation enacted or promulgated by any federal, state, local or foreign legislative, administrative or regulatory body of competent jurisdiction that, in either of cases (i) or
(ii), prohibits the consummation of the transactions contemplated hereby or makes such consummation illegal.

                  SECTION 5.02. Conditions With Respect to the Sellers. The obligation of the Sellers to consummate the Closing shall be subject to the satisfaction of each of the following conditions (unless any such condition is expressly waived in writing by the Sellers) at the Closing:

                  (a) The representations and warranties of the Company herein shall have been true and correct in all material respects as of the date hereof and shall be true and correct in all material respects as of the Closing Date as if made on and as of such date;

                  (b) The Company shall have performed in all material respects all of its covenants and obligations under this Agreement to be performed at or prior to the Closing; and

                  (c) The Sellers shall have received at the time of the Closing certificates from the Company reasonably satisfactory in form to the Sellers certifying to the satisfaction of each of the conditions set forth in the preceding subparagraphs (a) and (b) of this Section 5.02.

                  (d) Each of the Notes shall have been duly and validly executed by the Company and delivered to the Sellers.

                  SECTION 5.03. Conditions With Respect to the Company. The obligation of the Company to consummate the Closing shall be subject to the satisfaction of each of the following conditions (unless any such condition is expressly waived in writing by the Company) at the Closing:

                  (a) The representations and warranties of the Sellers herein shall have been true and correct in all material respects as of the date hereof and shall be true and correct in all material respects as of the Closing Date as if made on and as of such date;

                  (b) The Sellers shall have performed in all material respects all of their respective covenants and obligations under this Agreement to be performed at or prior to the Closing;

                  (c) The Company shall have received at the time of the Closing certificates from the Sellers reasonably satisfactory in form to the Company certifying to the satisfaction of each of the conditions set forth in the preceding subparagraphs (a) and (b) of this Section 5.03;

                  (d) The Amendment shall have been duly and validly executed by each of the Sellers and delivered to the Company; and

                  (e) The Company shall have received the Financing.

                                    ARTICLE 6

                                   TERMINATION

                  SECTION 6.01. Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

                  (a) By mutual written consent of the Company and the Sellers;
         or

                  (b) By either the Company or the Sellers if the Closing has not occurred by May 31, 1999 (other than as a result of a breach of this Agreement by the party seeking termination); or

                  (c) By either party hereto if the other party shall have breached in any material respect any representation, warranty, covenant or obligation contained in this Agreement and such breach shall not have been either (i) cured by the party in breach within ten (10) days of written notice thereof given by the party not in breach or (ii) waived by the party not in breach.

                  SECTION 6.02. Effect of Termination. If this Agreement is terminated in accordance with Section 6.01 hereof, this Agreement shall become void and of no further force and effect, and there shall be no liability on the part of either the Company or the Sellers except for liability arising from a willful material breach of this Agreement.

                                    ARTICLE 7

                                  MISCELLANEOUS

                  SECTION 7.01. Expenses, Etc. All costs and expenses, including fees and disbursements of counsel, incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and the closing of the transactions contemplated hereby, shall be paid by the party incurring such expenses.

                  SECTION 7.02. Survival of Representations and Warranties. All representations and warranties made by any party hereto in this Agreement or pursuant hereto shall survive the execution of this Agreement and the consummation of the Sale.

                  SECTION 7.03. Execution in Counterparts. For the convenience of the parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  SECTION 7.04. Notices. All notices which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if (i) delivered personally, (ii) mailed by registered or certified mail, return receipt requested and postage prepaid,
(iii) sent via a nationally recognized overnight courier service or (iv) sent via facsimile confirmed in writing to the recipient, in each case as follows:

                  if to the Company, to:

                                    Maxcor Financial Group Inc.
                                    2 World Trade Center, 84th Floor
                                    New York, New York 10048
                                    Attention:  General Counsel
                                    Facsimile: (212) 748-7979

                  if to the Sellers to them at:

                                    c/o Welsh, Carson, Anderson & Stowe
                                    320 Park Avenue, Suite 2500
                                    New York, New York 10022
                                    Attention:  Patrick Welsh
                                    Facsimile:  (212) 893-9575

                  with a copy to:

                                    Reboul, MacMurray, Hewitt, Maynard & Kristol
                                    45 Rockefeller Plaza
                                    New York, New York 10111
                                    Attention:  William J. Hewitt, Esq.
                                    Facsimile:  (212) 841-5725

or such other address or addresses as the Sellers, on the one hand, or the Company, on the other hand, shall have designated by notice in writing to the other.

                  SECTION 7.05. Amendments, Supplements, Waivers Etc. At any time this Agreement may be amended or supplemented, or a breach or term or condition hereof waived, by a writing make specific reference to this Agreement and signed by the Sellers, on the one hand, and the Company, on the other hand, in the case of an amendment or supplement, or by the party sought to be charged with the waiver, in the case of a waiver. No such waiver shall be deemed to constitute the waiver of any other breach of the same or of any other term or condition of this Agreement.

                  SECTION 7.06. Equitable Relief. Each party acknowledges that, in the event of any breach of this Agreement by a party, the other party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that such other party, in addition to any other remedy to which it may be entitled, shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to compel specific performance of this Agreement.

                  SECTION 7.07. Joint Drafting. The parties have jointly drafted this Agreement, and this Agreement shall not be interpreted against or in favor of any of the parties on the basis that any of the parties participated in the drafting of this Agreement.

                  SECTION 7.08. Entire Agreement. This Agreement (together with the Annexes and the Disclosure Letter) constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

                  SECTION 7.09. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, exclusive of the conflicts of laws provisions thereof.

                  SECTION 7.10. Binding Effect; Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the day and year first above written.

                                WELSH, CARSON, ANDERSON & STOWE VI, L.P.
                                   By WCAS VI Partners, L.P., General Partner

                                   By: /s/ WCAS VI Partners, L.P.
                                       -------------------------------------
                                       General Partner

                                WCAS INFORMATION PARTNERS, L.P.
                                    By WCAS INFO Partners, L.P., General Partner

                                    By: /s/ WCAS INFO Partners, L.P.
                                       -------------------------------------
                                       General Partner

                                MAXCOR FINANCIAL GROUP INC.

                                    By: /s/ Gilbert D. Scharf
                                        -------------------------------------
                                        President

                                                          Annex I (WCAS VI Note)
                                                          -------

                             SECURED PROMISSORY NOTE

New York, New York                                             $491,587.05
______  __, 1999                                               ===========

         FOR VALUE RECEIVED, Maxcor Financial Group Inc., a Delaware corporation ("Maker"), hereby promises to pay to the order of Welsh, Carson, Anderson & Stowe VI, L.P., a Delaware limited partnership ("Holder"), at the principal office of Holder in New York City or at such other place as shall be designated by Holder from time to time, the principal sum of Four Hundred, Ninety-One Thousand, Five Hundred Eighty-Seven and Five One-Hundredths United States Dollars (U.S. $491,587.05), in lawful money of the United States of America, on ______ __, 1999 [specify date six months later] (the "Maturity Date"), and to pay interest from the date hereof on the unpaid principal amount of this Secured Promissory Note (this "Note") as set forth below.

         Commencing on and including the date hereof, and continuing until the Maturity Date or such earlier or later day as this Note shall be paid in full, interest shall accrue during each calendar month on the unpaid principal amount of this Note at the rate of seven percent (7%) per annum (computed on the basis of a 365 day year and actual days elapsed). Accrued interest shall be payable on the Maturity Date or at the time of any earlier prepayment of this Note (with respect to the principal amount prepaid). Notwithstanding the foregoing, if the principal amount of this Note or any portion thereof is not paid when due, interest shall thereafter accrue on such unpaid principal amount at the rate of eight percent (8%) per annum.

         Maker may prepay this Note in whole or in part from time to time without premium or penalty. Notwithstanding anything in this Note to the contrary, upon the occurrence of an Event of Default (as defined) or a Change in Control (as defined), Holder may declare all principal, accrued interest and all other amounts due hereunder to be, and the same shall thereupon be, immediately due and payable.

         Maker hereby waives, to the fullest extent permitted by applicable law, diligence, demand, presentment for payment, and notice of dishonor of any kind in collection or in bringing suit for collection of any amount of principal of this Note which is due and payable.

         This Note, together with a companion 7% secured promissory note held by Holder's affiliate (collectively, the "Notes"), are secured by an aggregate of 571,429 shares of the Common Stock, par value $.001 per share, of Maker (the "Security"), which Security has been deposited in escrow pursuant to, and is to be held and released in accordance with, the terms of the Securities Purchase Agreement and related Escrow Agreement, each dated as of the date hereof, to which Maker and Holder are parties.

         An "Event of Default" shall mean: (i) any default by Maker in the payment of any principal of or interest on either of the Notes when due and payable and such failure shall

Secured Promissory Note of
Maxcor Financial Group, Inc.,
Made as of __________ __, 1999
Page 2


continue unremedied for a period of five (5) days after written notice thereof by Holder to Maker; or (ii) Maker, or either of its Euro Brokers Inc. or Maxcor Financial Inc. subsidiaries, (a) is dissolved, (b) fails, is unable or admits in writing its inability to pay its debts generally as they become due, (c) commences a voluntary case in bankruptcy or any other action or proceeding for any other relief under any law affecting creditors' rights that is similar to a bankruptcy law or (d) consents by answer or otherwise to the commencement against it of an involuntary case in bankruptcy or any other such action or proceeding; or (iii) a court of competent jurisdiction enters an order for relief or a decree in an involuntary case in bankruptcy or any other such action or proceeding, in respect of Maker or either such subsidiary, if such order or decree is not dismissed or stayed on or before the thirtieth day after the entry thereof or if any such dismissal or stay ceases to be in effect.

         A "Change in Control" shall mean (i) any person or entity (other than Maker's current Chief Executive Officer, or a group including him) is or becomes the beneficial owner, directly or indirectly, of securities of Maker representing 50% or more of the combined voting power of Maker's then outstanding securities; or (ii) there is consummated a merger, consolidation or other business combination (collectively, "Combination") of Maker or a direct or indirect subsidiary thereof with any other person or entity, other than a Combination which would result in the voting securities of Maker outstanding immediately prior to such Combination continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), at least 50% of the combined voting power of the securities of Maker or such surviving entity or any parent thereof outstanding immediately after such Combination; or (iii) there is consummated an agreement for the sale or disposition by Maker of all or substantially all of Maker's assets.

         This Note may not be changed except by a writing signed by each of Holder and Maker.

         No delay on the part of Holder in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Holder of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

         This Note may not be transferred, assigned or pledged by either Maker or Holder without the other's prior written consent.

         In the event of an Event of Default, Maker agrees to pay all reasonable costs and expenses of Holder incurred in connection with this Note and efforts to collect amounts due hereunder, including any such costs and expenses associated with collecting and disposing of the Security. In the event Holder closes upon the Security, Holder agrees to dispose of the Security in a commercially reasonable fashion, and that any proceeds of such disposition will be applied to offset Maker's remaining payment obligations under the Notes.

Secured Promissory Note of
Maxcor Financial Group, Inc.,
Made as of __________ __, 1999
Page 3


         All notices and other communications under this Note shall be in writing and shall become effective when delivered by hand or received by overnight courier, telecopier or first class mail, addressed as follows: (i) if to Holder, at Maxcor Financial Group Inc., 2 World Trade Center, 84th Floor, New York, New York 10048, Attention: General Counsel; and (ii) if to Maker, at Welsh, Carson, Anderson & Stowe, 320 Park Avenue, Suite 2500, New York, New York 10022, Attention: Pat Welsh.

         This Note shall be governed by and construed in accordance with the laws of the State of New York, irrespective of the place(s) of business or domicile of Maker or of Holder and irrespective of where suit may be brought to enforce this Note.

         IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and place first above written.

                                   MAXCOR FINANCIAL GROUP INC.



                                   By:
                                       -------------------------------------
                                           Keith E. Reihl
                                           Chief Financial Officer

                                                        Annex I (WCAS Info Note)
                                                        -------

                             SECURED PROMISSORY NOTE

New York, New York                                              $8,412.95
______  __, 1999                                                =========

         FOR VALUE RECEIVED, Maxcor Financial Group Inc., a Delaware corporation ("Maker"), hereby promises to pay to the order of WCAS Information Partners, L.P., a Delaware limited partnership ("Holder"), at the principal office of Holder in New York City or at such other place as shall be designated by Holder from time to time, the principal sum of Eight Thousand, Four Hundred Twelve and Ninety-Five One-Hundredths United States Dollars (U.S. $8,412.95), in lawful money of the United States of America, on ______ __, 1999 [specify date six months later] (the "Maturity Date"), and to pay interest from the date hereof on the unpaid principal amount of this Secured Promissory Note (this "Note") as set forth below.

         Commencing on and including the date hereof, and continuing until the Maturity Date or such earlier or later day as this Note shall be paid in full, interest shall accrue during each calendar month on the unpaid principal amount of this Note at the rate of seven percent (7%) per annum (computed on the basis of a 365 day year and actual days elapsed). Accrued interest shall be payable on the Maturity Date or at the time of any earlier prepayment of this Note (with respect to the principal amount prepaid). Notwithstanding the foregoing, if the principal amount of this Note or any portion thereof is not paid when due, interest shall thereafter accrue on such unpaid principal amount at the rate of eight percent (8%) per annum.

         Maker may prepay this Note in whole or in part from time to time without premium or penalty. Notwithstanding anything in this Note to the contrary, upon the occurrence of an Event of Default (as defined) or a Change in Control (as defined), Holder may declare all principal, accrued interest and all other amounts due hereunder to be, and the same shall thereupon be, immediately due and payable.

         Maker hereby waives, to the fullest extent permitted by applicable law, diligence, demand, presentment for payment, and notice of dishonor of any kind in collection or in bringing suit for collection of any amount of principal of this Note which is due and payable.

         This Note, together with a companion 7% secured promissory note held by Holder's affiliate (collectively, the "Notes"), are secured by an aggregate of 571,429 shares of the Common Stock, par value $.001 per share, of Maker (the "Security"), which Security has been deposited in escrow pursuant to, and is to be held and released in accordance with, the terms of the Securities Purchase Agreement and related Escrow Agreement, each dated as of the date hereof, to which Maker and Holder are parties.

         An "Event of Default" shall mean: (i) any default by Maker in the payment of any principal of or interest on either of the Notes when due and payable and such failure shall continue unremedied for a period of five (5) days after written notice thereof by Holder to

Secured Promissory Note of
Maxcor Financial Group, Inc.,
Made as of __________ __, 1999
Page 2


Maker; or (ii) Maker, or either of its Euro Brokers Inc. or Maxcor Financial Inc. subsidiaries, (a) is dissolved, (b) fails, is unable or admits in writing its inability to pay its debts generally as they become due, (c) commences a voluntary case in bankruptcy or any other action or proceeding for any other relief under any law affecting creditors' rights that is similar to a bankruptcy law or (d) consents by answer or otherwise to the commencement against it of an involuntary case in bankruptcy or any other such action or proceeding; or (iii) a court of competent jurisdiction enters an order for relief or a decree in an involuntary case in bankruptcy or any other such action or proceeding, in respect of Maker or either such subsidiary, if such order or decree is not dismissed or stayed on or before the thirtieth day after the entry thereof or if any such dismissal or stay ceases to be in effect.

         A "Change in Control" shall mean (i) any person or entity (other than Maker's current Chief Executive Officer, or a group including him) is or becomes the beneficial owner, directly or indirectly, of securities of Maker representing 50% or more of the combined voting power of Maker's then outstanding securities; or (ii) there is consummated a merger, consolidation or other business combination (collectively, "Combination") of Maker or a direct or indirect subsidiary thereof with any other person or entity, other than a Combination which would result in the voting securities of Maker outstanding immediately prior to such Combination continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), at least 50% of the combined voting power of the securities of Maker or such surviving entity or any parent thereof outstanding immediately after such Combination; or (iii) there is consummated an agreement for the sale or disposition by Maker of all or substantially all of Maker's assets.

         This Note may not be changed except by a writing signed by each of Holder and Maker.

         No delay on the part of Holder in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Holder of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

         This Note may not be transferred, assigned or pledged by either Maker or Holder without the other's prior written consent.

         In the event of an Event of Default, Maker agrees to pay all reasonable costs and expenses of Holder incurred in connection with this Note and efforts to collect amounts due hereunder, including any such costs and expenses associated with collecting and disposing of the Security. In the event Holder closes upon the Security, Holder agrees to dispose of the Security in a commercially reasonable fashion, and that any proceeds of such disposition will be applied to offset Maker's remaining payment obligations under the Notes.

         All notices and other communications under this Note shall be in writing and shall become effective when delivered by hand or received by overnight courier, telecopier or first

Secured Promissory Note of
Maxcor Financial Group, Inc.,
Made as of __________ __, 1999
Page 3


class mail, addressed as follows: (i) if to Holder, at Maxcor Financial Group Inc., 2 World Trade Center, 84th Floor, New York, New York 10048, Attention:
General Counsel; and (ii) if to Maker, at Welsh, Carson, Anderson & Stowe, 320 Park Avenue, Suite 2500, New York, New York 10022, Attention: Pat Welsh.

         This Note shall be governed by and construed in accordance with the laws of the State of New York, irrespective of the place(s) of business or domicile of Maker or of Holder and irrespective of where suit may be brought to enforce this Note.

         IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and place first above written.

                                      MAXCOR FINANCIAL GROUP INC.

                                      By:
                                          -------------------------------
                                                Keith E. Reihl
                                                Chief Financial Officer

                                                         Annex II (WCAS VI Note)
                                                         --------

                             SECURED PROMISSORY NOTE

New York, New York                                             $491,587.05
______  __, 1999                                               ===========

         FOR VALUE RECEIVED, Maxcor Financial Group Inc., a Delaware corporation ("Maker"), hereby promises to pay to the order of Welsh, Carson, Anderson & Stowe VI, L.P., a Delaware limited partnership ("Holder"), at the principal office of Holder in New York City or at such other place as shall be designated by Holder from time to time, the principal sum of Four Hundred, Ninety-One Thousand, Five Hundred Eighty-Seven and Five One-Hundredths United States Dollars (U.S. $491,587.05), in lawful money of the United States of America, on ______ __, 1999 [specify date twelve months later] (the "Maturity Date"), and to pay interest from the date hereof on the unpaid principal amount of this Secured Promissory Note (this "Note") as set forth below.

         Commencing on and including the date hereof, and continuing until the Maturity Date or such earlier or later day as this Note shall be paid in full, interest shall accrue during each calendar month on the unpaid principal amount of this Note at the rate of ten percent (10%) per annum (computed on the basis of a 365 day year and actual days elapsed). Accrued interest shall be payable on the Maturity Date or at the time of any earlier prepayment of this Note (with respect to the principal amount prepaid). Notwithstanding the foregoing, if the principal amount of this Note or any portion thereof is not paid when due, interest shall thereafter accrue on such unpaid principal amount at the rate of eleven percent (11%) per annum.

         Maker may prepay this Note in whole or in part from time to time without premium or penalty. Notwithstanding anything in this Note to the contrary, upon the occurrence of an Event of Default (as defined) or a Change in Control (as defined), Holder may declare all principal, accrued interest and all other amounts due hereunder to be, and the same shall thereupon be, immediately due and payable.

         Maker hereby waives, to the fullest extent permitted by applicable law, diligence, demand, presentment for payment, and notice of dishonor of any kind in collection or in bringing suit for collection of any amount of principal of this Note which is due and payable.

         This Note, together with a companion 10% secured promissory note held by Holder's affiliate (collectively, the "Notes"), are secured by an aggregate of 571,429 shares of the Common Stock, par value $.001 per share, of Maker (the "Security"), which Security has been deposited in escrow pursuant to, and is to be held and released in accordance with, the terms of the Securities Purchase Agreement and related Escrow Agreement, each dated as of the date hereof, to which Maker and Holder are parties.

         An "Event of Default" shall mean: (i) any default by Maker in the payment of any principal of or interest on either of the Notes, or on either of the companion 7% secured

Secured Promissory Note of
Maxcor Financial Group, Inc.,
Made as of __________ __, 1999
Page 2


promissory notes respectively held by Holder and Holder's affiliate, when due and payable and such failure shall continue unremedied for a period of five (5) days after written notice thereof by Holder to Maker; or (ii) Maker, or either of its Euro Brokers Inc. or Maxcor Financial Inc. subsidiaries, (a) is dissolved, (b) fails, is unable or admits in writing its inability to pay its debts generally as they become due, (c) commences a voluntary case in bankruptcy or any other action or proceeding for any other relief under any law affecting creditors' rights that is similar to a bankruptcy law or (d) consents by answer or otherwise to the commencement against it of an involuntary case in bankruptcy or any other such action or proceeding; or (iii) a court of competent jurisdiction enters an order for relief or a decree in an involuntary case in bankruptcy or any other such action or proceeding, in respect of Maker or either such subsidiary, if such order or decree is not dismissed or stayed on or before the thirtieth day after the entry thereof or if any such dismissal or stay ceases to be in effect.

         A "Change in Control" shall mean (i) any person or entity (other than Maker's current Chief Executive Officer, or a group including him) is or becomes the beneficial owner, directly or indirectly, of securities of Maker representing 50% or more of the combined voting power of Maker's then outstanding securities; or (ii) there is consummated a merger, consolidation or other business combination (collectively, "Combination") of Maker or a direct or indirect subsidiary thereof with any other person or entity, other than a Combination which would result in the voting securities of Maker outstanding immediately prior to such Combination continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), at least 50% of the combined voting power of the securities of Maker or such surviving entity or any parent thereof outstanding immediately after such Combination; or (iii) there is consummated an agreement for the sale or disposition by Maker of all or substantially all of Maker's assets.

         This Note may not be changed except by a writing signed by each of Holder and Maker.

         No delay on the part of Holder in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Holder of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

         This Note may not be transferred, assigned or pledged by either Maker or Holder without the other's prior written consent.

         In the event of an Event of Default, Maker agrees to pay all reasonable costs and expenses of Holder incurred in connection with this Note and efforts to collect amounts due hereunder, including any such costs and expenses associated with collecting and disposing of the Security. In the event Holder closes upon the Security, Holder agrees to dispose of the Security in a commercially reasonable fashion, and that any proceeds of such disposition will be applied to offset Maker's remaining payment obligations under the Notes.

Secured Promissory Note of
Maxcor Financial Group, Inc.,
Made as of __________ __, 1999
Page 3


         All notices and other communications under this Note shall be in writing and shall become effective when delivered by hand or received by overnight courier, telecopier or first class mail, addressed as follows: (i) if to Holder, at Maxcor Financial Group Inc., 2 World Trade Center, 84th Floor, New York, New York 10048, Attention: General Counsel; and (ii) if to Maker, at Welsh, Carson, Anderson & Stowe, 320 Park Avenue, Suite 2500, New York, New York 10022, Attention: Pat Welsh.

         This Note shall be governed by and construed in accordance with the laws of the State of New York, irrespective of the place(s) of business or domicile of Maker or of Holder and irrespective of where suit may be brought to enforce this Note.

         IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and place first above written.

                                      MAXCOR FINANCIAL GROUP INC.

                                      By:
                                          ------------------------------
                                               Keith E. Reihl
                                               Chief Financial Officer

                                                       Annex II (WCAS Info Note)
                                                       --------

                             SECURED PROMISSORY NOTE

New York, New York                                             $8,412.95
______  __, 1999                                               =========

         FOR VALUE RECEIVED, Maxcor Financial Group Inc., a Delaware corporation ("Maker"), hereby promises to pay to the order of WCAS Information Partners, L.P., a Delaware limited partnership ("Holder"), at the principal office of Holder in New York City or at such other place as shall be designated by Holder from time to time, the principal sum of Eight Thousand, Four Hundred Twelve and Ninety-Five One-Hundredths United States Dollars (U.S. $8,412.95), in lawful money of the United States of America, on ______ __, 1999 [specify date twelve months later] (the "Maturity Date"), and to pay interest from the date hereof on the unpaid principal amount of this Secured Promissory Note (this "Note") as set forth below.

         Commencing on and including the date hereof, and continuing until the Maturity Date or such earlier or later day as this Note shall be paid in full, interest shall accrue during each calendar month on the unpaid principal amount of this Note at the rate of ten percent (10%) per annum (computed on the basis of a 365 day year and actual days elapsed). Accrued interest shall be payable on the Maturity Date or at the time of any earlier prepayment of this Note (with respect to the principal amount prepaid). Notwithstanding the foregoing, if the principal amount of this Note or any portion thereof is not paid when due, interest shall thereafter accrue on such unpaid principal amount at the rate of eleven percent (11%) per annum.

         Maker may prepay this Note in whole or in part from time to time without premium or penalty. Notwithstanding anything in this Note to the contrary, upon the occurrence of an Event of Default (as defined) or a Change in Control (as defined), Holder may declare all principal, accrued interest and all other amounts due hereunder to be, and the same shall thereupon be, immediately due and payable.

         Maker hereby waives, to the fullest extent permitted by applicable law, diligence, demand, presentment for payment, and notice of dishonor of any kind in collection or in bringing suit for collection of any amount of principal of this Note which is due and payable.

         This Note, together with a companion 10% secured promissory note held by Holder's affiliate (collectively, the "Notes"), are secured by an aggregate of 571,429 shares of the Common Stock, par value $.001 per share, of Maker (the "Security"), which Security has been deposited in escrow pursuant to, and is to be held and released in accordance with, the terms of the Securities Purchase Agreement and related Escrow Agreement, each dated as of the date hereof, to which Maker and Holder are parties.

         An "Event of Default" shall mean: (i) any default by Maker in the payment of any principal of or interest on either of the Notes, or on either of the companion 7% secured promissory notes respectively held by Holder and Holder's affiliate, when due and payable and

Secured Promissory Note of
Maxcor Financial Group, Inc.,
Made as of __________ __, 1999
Page 2


such failure shall continue unremedied for a period of five (5) days after written notice thereof by Holder to Maker; or (ii) Maker, or either of its Euro Brokers Inc. or Maxcor Financial Inc. subsidiaries, (a) is dissolved, (b) fails, is unable or admits in writing its inability to pay its debts generally as they become due, (c) commences a voluntary case in bankruptcy or any other action or proceeding for any other relief under any law affecting creditors' rights that is similar to a bankruptcy law or (d) consents by answer or otherwise to the commencement against it of an involuntary case in bankruptcy or any other such action or proceeding; or (iii) a court of competent jurisdiction enters an order for relief or a decree in an involuntary case in bankruptcy or any other such action or proceeding, in respect of Maker or either such subsidiary, if such order or decree is not dismissed or stayed on or before the thirtieth day after the entry thereof or if any such dismissal or stay ceases to be in effect.

         A "Change in Control" shall mean (i) any person or entity (other than Maker's current Chief Executive Officer, or a group including him) is or becomes the beneficial owner, directly or indirectly, of securities of Maker representing 50% or more of the combined voting power of Maker's then outstanding securities; or (ii) there is consummated a merger, consolidation or other business combination (collectively, "Combination") of Maker or a direct or indirect subsidiary thereof with any other person or entity, other than a Combination which would result in the voting securities of Maker outstanding immediately prior to such Combination continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), at least 50% of the combined voting power of the securities of Maker or such surviving entity or any parent thereof outstanding immediately after such Combination; or (iii) there is consummated an agreement for the sale or disposition by Maker of all or substantially all of Maker's assets.

         This Note may not be changed except by a writing signed by each of Holder and Maker.

         No delay on the part of Holder in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Holder of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

         This Note may not be transferred, assigned or pledged by either Maker or Holder without the other's prior written consent.

         In the event of an Event of Default, Maker agrees to pay all reasonable costs and expenses of Holder incurred in connection with this Note and efforts to collect amounts due hereunder, including any such costs and expenses associated with collecting and disposing of the Security. In the event Holder closes upon the Security, Holder agrees to dispose of the Security in a commercially reasonable fashion, and that any proceeds of such disposition will be applied to offset Maker's remaining payment obligations under the Notes.

Secured Promissory Note of
Maxcor Financial Group, Inc.,
Made as of __________ __, 1999
Page 3


         All notices and other communications under this Note shall be in writing and shall become effective when delivered by hand or received by overnight courier, telecopier or first class mail, addressed as follows: (i) if to Holder, at Maxcor Financial Group Inc., 2 World Trade Center, 84th Floor, New York, New York 10048, Attention: General Counsel; and (ii) if to Maker, at Welsh, Carson, Anderson & Stowe, 320 Park Avenue, Suite 2500, New York, New York 10022, Attention: Pat Welsh.

         This Note shall be governed by and construed in accordance with the laws of the State of New York, irrespective of the place(s) of business or domicile of Maker or of Holder and irrespective of where suit may be brought to enforce this Note.

         IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and place first above written.

                                      MAXCOR FINANCIAL GROUP INC.

                                      By:
                                          --------------------------------
                                              Keith E. Reihl
                                              Chief Financial Officer

                                                                       Annex III


Seller                                     Number of Shares   Payable at Closing
------                                     ----------------   ------------------

Welsh, Carson, Anderson & Stowe VI, L.P.       2,936,098        $4,154,997.41

WCAS Information Partners, L.P.                   50,248        $   71,108.09

                                                                        Annex IV

               Form of Amendment to Registration Rights Agreement

         AMENDMENT ("Amendment"), dated as of _______ ___, 1999, by and among Maxcor Financial Group Inc., a Delaware corporation (formerly known as Financial Services Acquisition Corporation) (the "Company"), Welsh, Carson, Anderson & Stowe VI, L.P., a Delaware limited partnership ("WCAS VI"), WCAS Information Partners, L.P., a Delaware limited partnership ("WCAS Info" and, together with WCAS VI, the "WCAS Entities") and the individuals listed on Annex I hereto and signatory hereto (the "Individuals"), to that certain Registration Rights Agreement, dated as of August 16, 1996 (the "Agreement"), by and among, the Company, the WCAS Entities, the Individuals and certain others.

         WHEREAS, concurrent with the execution and delivery of this Amendment, the Company is purchasing from the WCAS Entities (the "Purchase") all of the shares of the Common Stock, par value $.001 per share ("Common Stock"), of the Company owned by the WCAS Entities;

         WHEREAS, the Agreement, by its terms, permits amendments and waivers to the Agreement if executed by each of (i) the Company, (ii) Management Stockholders then holding, in the aggregate, a majority of the Registrable Stock then held by all Management Stockholders as a whole and (iii) Investor Stockholders then holding, in the aggregate, a majority of the Registrable Stock then held by all Investor Stockholders as a whole:

         WHEREAS, each of the Individuals are Management Stockholders who, in the aggregate, hold a majority of the Registrable Stock currently held by all Management Stockholders as a whole;

         WHEREAS, each of the WCAS Entities are Investor Stockholders who, in the aggregate, hold a majority of the Registrable Stock currently held by all Investor Stockholders as a whole;

         WHEREAS, this Amendment is being entered into in connection with and as a condition to the Company consummating the Purchase;

         NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties signatory hereto agree as follows:

1. Terms used herein without separate definition shall have the meaning assigned to them in the Agreement.

2. The Agreement is hereby terminated, effective as of the date of this Amendment, with all registration rights granted thereunder being extinguished as a result of such termination.

3. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the parties hereto as of the day and year first above written.

                                WELSH, CARSON, ANDERSON & STOWE VI, L.P.
                                    By WCAS VI Partners, L.P., General Partner

                                    By:
                                        ---------------------------------------
                                        General Partner

                                WCAS INFORMATION PARTNERS, L.P.
                                    By WCAS INFO Partners, L.P., General Partner

                                    By:
                                        ---------------------------------------
                                        General Partner

                                MAXCOR FINANCIAL GROUP INC.

                                    By:
                                        ---------------------------------------
                                        Gilbert Scharf, President

                                    Gilbert Scharf
                                    -------------------------------------------

                                    Michael Scharf
                                    -------------------------------------------

                                    Frederick B. Whittemore
                                    -------------------------------------------

                                    Larry S. Kopp
                                    -------------------------------------------

                                    Keith E. Reihl
                                    -------------------------------------------

                                    Walter E. Dulski
                                    -------------------------------------------

                                    Brian G. Clark
                                    -------------------------------------------



                                       2